UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

SafeSpace Global Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 S. Weisgarber Road Knoxville, TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 237-4448

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SSGC	OTCID Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 27, 2026, SafeSpace Global Corporation., a Nevada corporation (the “Company”) plans to host an Investor Day. The event is designed to support ongoing open dialogue between the company and the investment community. The event will be at 505 Church Street in Nashville, Tennessee 37219 from 5:00 pm to 7:00 pm CST.

The Company expects to use an Investor Presentation which is available under the “Invest” tab on the Company’s website, located at https://safespaceglobal.ai.

A copy of the Investor Presentation was also attached as Exhibit 99.1 to the January 28, 2026 Report on Form 8-K and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 from the January 28, 2026 Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeSpace Global Corporation

	By:	/s/ Scott M. Boruff
Date: February 12, 2026		Scott M. Boruff
Chief Executive Officer